UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2010

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	000-53945 (Commission File Number)	26-2875286 (IRS Employer Identification No.)
2901 Butterfield Road Oak Brook, Illinois 60523 (Address of Principal Executive Offices)
(630) 218-8000 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item

8.01

Other Events.

Acquisition of Publix Shopping Center

On July 30, 2010, Inland Diversified Real Estate Trust, Inc. (referred to herein as “us,” “we,” “our” or the “Registrant”) completed the following property acquisition:

Property Name	Date Acquired	Total Square Feet	Approx. Purchase Price	Cap Rate (1)	Annualized Base Rent	Average Annualized Base Rent per Square Foot	Average Remaining Lease Term in Years	Econ-omic Occ-upancy (2)	Phy-sical Occ-upancy
Publix Shopping Center –St. Cloud, FL	07/30/10	78,820	$9,363,000	9.25%	$1,016,380	$12.89	10	100%	100%

(1) Beginning with purchase of this property, we will determine capitalization rate, or “cap rate,” by dividing the property’s net operating income (“NOI”), existing at the date of acquisition, by the purchase price of the property.  NOI includes, for these purposes, rental income and expense reimbursements from in-place leases, reduced by operating expenses and existing vacancies.  This calculation of cap rate reflects the property’s NOI at the date of acquisition, rather than assumptions applied during the diligence process, including potential vacancy losses which may or may not occur..

(2)  Economic occupancy is defined as the percentage of total gross leasable area for which a tenant is obligated to pay rent under the terms of its lease agreement, regardless of the actual use or occupation by that tenant of the area being leased.

We, through Inland Diversified St. Cloud 13th,  L.L.C., a wholly owned subsidiary formed for this purpose, purchased this property from an unaffiliated third party, St. Cloud-192, LLC for approximately $9.4 million.  We do not believe closing costs will exceed $75,000.  We funded approximately $1.9 million of the purchase price with proceeds from our offering.  At closing, we assumed a loan secured by a first mortgage on the property, with a remaining principal balance of approximately $7.3 million, for the remainder of the purchase price.  This loan bears interest at a fixed rate equal to 5.90% per annum, amortizing over thirty years, and requires us to make payments of principal and interest on a monthly basis through maturity on May 10, 2014.  The loan may be prepaid only during the three months prior to the maturity date without any prepayment premium.

The underwritten cap rate for Publix Shopping Center is approximately 9.25%.  In deciding to acquire this property, we considered the following:

•

The property is anchored by a necessity-based tenant, Publix Super Markets, Inc. (“Publix”).  According to its public Securities and Exchange Commission filings, Publix had retail sales of approximately $24.3 billion for the year ended December 27, 2009 and owned over 1,000 supermarkets, with over 700 locations in the State of Florida, at the end of 2009. We believe that grocery-anchored centers will have a greater ability to withstand the negative impact of the current economic slowdown than other property types.

•

The property is located directly across from a Wal-Mart Supercenter and a Home Depot.

•

The property was constructed in 2003.

Publix Shopping Center is 100% leased to sixteen tenants.  The weighted-average remaining lease term for the tenants occupying the property is approximately ten years.  Each tenant is required to pay its proportionate share of real estate taxes, insurance and common area maintenance costs.  The major tenant of this property is Publix, which pays an annual base rent of approximately $536,000 under a lease that expires in October 2023.  Under the terms of the lease, Publix has seven five-year options to renew through October 2058.

The following table lists, on an aggregate basis, all of the scheduled lease expirations over each of the years ending December 31, 2010 through 2019 at the Publix Shopping Center, as well as the approximate rentable square feet represented by the applicable lease expirations.

Year Ending December 31	Number of Leases Expiring	Approx. Gross Leasable Area of Expiring Leases (Sq. Ft.)	Total Annual Base Rental Income of Expiring Leases ($)	% of Total Annual Base Rental Income Represented by Expiring Leases

2010	–	–	–	–
2011	2	2,400	47,744	5%
2012	1	1,200	20,640	3%
2013	8	11,310	240,423	24%
2014	4	9,531	173,940	17%
2015	–	–	–	–
2016	–	–	–	–
2017	–	–	–	–
2018	–	–	–	–
2019	–	–	–	–

The table below sets forth certain historical information with respect to the occupancy rate at the Publix Shopping Center expressed as a percentage of total gross leasable area and the average effective annual base rent per square foot.

Year Ending December 31	Occupancy Rate as of December 31	Average Effective Annual Rental Per Square Foot
2009	98.5%	$12.43
2008	98.5%	$12.80
2007	98.5%	$12.64
2006	98.5%	$12.51
2005	100.0%	$12.45

We believe that the Publix Shopping Center is suitable for its intended purpose and adequately covered by insurance. We do not intend to make significant renovations or improvements to the property. There are three competitive shopping centers located within approximately five miles of the Publix Shopping Center.

Real estate taxes paid for the fiscal year ended December 31, 2009 (the most recent tax year for which information is generally available) were approximately $180,000.  The amount of real estate taxes paid was calculated by multiplying the Publix Shopping Center’s assessed value by a tax rate of 0.019%.  For federal income tax purposes, the depreciable basis in this property will be approximately $6.6 million.  We will calculate depreciation expense for federal income tax purposes by using the straight-line method.  For federal income tax purposes, we depreciate buildings and land improvements based upon estimated useful lives of 40 and 20 years, respectively.

Investments in Securities

On July 26, 2010, we acquired a tranche of commercial mortgage-backed securities, or “CMBS,” with a face value of $2.0 million, for approximately $2.1 million.  The securities in this pool of CMBS will accrue interest at a coupon rate of 5.283% per annum, which is equivalent to 5.09% per annum on the purchase price we paid for the securities.  The scheduled weighted average life of these securities is approximately 1.22 years, but may be extended. This pool is rated AAA by the Fitch Group and Standard & Poor’s.  We intend to finance this investment in the future.

Certain statements in this Current Report on Form 8-K constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”)  and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Words such as “may,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “could,” “should” and variations of these words and similar expressions are intended to identify forward-looking statements.

These forward-looking statements are not historical facts but reflect the intent, belief or current expectations of our management based on their knowledge and understanding of the business and industry, the economy and other future conditions.  These statements are not guarantees of future performance, and we caution investors not to place undue reliance on forward-looking statements.  Actual results may differ materially from those expressed or forecasted in the forward-looking statements due to a variety of risks, uncertainties and other factors, including but not limited to the factors listed and described under “Risk Factors” in our Quarterly Report on Form 10-Q for the period ended March 31, 2010 and in our Annual Report on Form 10-K for the year ended December 31, 2009.  Forward-looking statements in this Report reflect our management’s view only as of the date of this Report, and may ultimately prove to be incorrect or false.  We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.  We intend for these forward-looking statements to be covered by the applicable safe harbor provisions created by Section 27A of the Securities Act and Section 21E of the Exchange Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.

Date:	August 5, 2010	By:	/s/ Steven T. Hippel
		Name:	Steven T. Hippel
		Title	Chief Accounting Officer

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